SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ISLE OF CAPRI CASINOS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

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(4)	Date Filed:

ISLE OF CAPRI CASINOS, INC.

600 EMERSON ROAD

ST. LOUIS, MISSOURI 63141

(314)813-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Thursday, October 26, 2006

The 2006 Annual Meeting of Stockholders of Isle of Capri Casinos, Inc. will be held at Isle of Capri Casino & Hotel, 100 Isle of Capri Boulevard, Boonville, Missouri, on Thursday, October 26, 2006 at 9:00 a.m., Central Time, for the following purposes:

(1)	To elect eight persons to the Board of Directors; and

(2)	To transact such other business as may properly come before the Annual Meeting.

The record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, is the close of business on August 31, 2006. A stockholder list will be available for examination for any purpose germane to the meeting, during ordinary business hours at our principal executive offices, located at 600 Emerson Road, St. Louis, Missouri 63141 for a period of 10 days prior to the meeting date. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the accompanying Proxy Statement, please complete, sign, date, and promptly return the proxy card in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Submitting the proxy card will not preclude you from voting in person at the Annual Meeting, should you decide to attend.

BY ORDER OF THE BOARD OF DIRECTORS,

Bernard Goldstein
Chairman and Chief Executive Officer

St. Louis, Missouri

August 28, 2006

Please Mark, Sign, Date and Return Your Proxy in the Enclosed Envelope

or Vote by Telephone or on the Internet

ISLE OF CAPRI CASINOS, INC.

600 EMERSON ROAD

ST. LOUIS, MISSOURI 63141

(314)813-9200

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 26, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, of proxies for use at the 2006 Annual Meeting of Stockholders to be held on Thursday, October 26, 2006, beginning at 9:00 a.m., Central Time, at the Isle of Capri Casino & Hotel, 100 Isle of Capri Boulevard, Boonville, Missouri, and at any adjournment(s) of the Annual Meeting. Isle of Capri Casinos, Inc., together with its subsidiaries, is referred to herein as the “Company,” unless the context indicates otherwise.

Our principal executive offices are located at 600 Emerson Road, St. Louis, Missouri 63141. A copy of our 2006 Annual Report to Stockholders, this Proxy Statement, and accompanying proxy card are first being mailed to our stockholders on or about September 12, 2006.

QUESTIONS AND ANSWERS

On what am I being asked to vote?

At the Annual Meeting, the Company’s stockholders will be asked to vote on the following proposal:

•	To elect eight persons to the Board of Directors.

The stockholders may also transact any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is August 31, 2006, and only stockholders of record at the close of business on that date may vote at and attend the Annual Meeting.

What constitutes a quorum for the purposes of voting?

A majority of the shares of the Company’s common stock outstanding, represented in person or by proxy at the Annual Meeting, will constitute a quorum for the purpose of transacting business at the Annual Meeting. As of August 24, 2006, there were 34,343,613 shares of the Company’s common stock outstanding of which 3,878,956 shares were held by the Company as treasury shares and do not vote.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present during the meeting, we may adjourn the meeting. In addition, in the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

How many votes do I have?

Each outstanding share of the Company’s common stock entitles its owner to one vote on each matter that comes before the meeting. The proxy card indicates the number of shares of the Company’s common stock that you owned as of the record date, August 31, 2006.

How many votes are needed to approve each item?

Provided a quorum is present, directors will be elected by the affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and cast for the election of directors. Stockholders are not allowed to cumulate their votes for the election of directors.

Abstentions will be treated as shares that are present or represented and entitled to vote for the purpose of determining the presence of a quorum, but will be treated as not voting. Accordingly, abstentions will have no effect on the number of votes necessary to elect directors.

What if my stock is held by a broker?

In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy, so called “broker non-votes,” those shares will not be treated as present or represented and entitled to vote for purposes of determining the presence of a quorum and will not be treated as present or represented and voting for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote.

How do I vote?

You may vote by mail, telephone, on the Internet or in person at the Annual Meeting. If voting by mail, complete and sign the enclosed proxy card and return it in the enclosed envelope. If voting by telephone or on the Internet, follow the instructions printed on the proxy card. If you vote by telephone or on the Internet, the proxy card does not need to be mailed in. Whether or not you plan to attend the meeting, we encourage you to vote by telephone or Internet or to complete, sign, date and promptly return your proxy card in the enclosed envelope, which requires no postage if mailed in the United States. One of the individuals named on the proxy card will vote your shares as directed by you on the proxy card. If no specific selections are made, one of the individuals named on your proxy card will vote your shares as follows:

1.	For the election of the directors recommended by the Board of Directors; and

2.	In their discretion, upon such other business as may properly come before the meeting.

Can I change my vote after I have submitted my proxy?

Yes, a stockholder who has submitted a proxy may revoke it at any time prior to its use by:

1.	Delivering a written notice to the Secretary;

2.	Executing a later-dated proxy; or

3.	Attending the Annual Meeting and voting in person.

A written notice revoking the proxy should be sent to the Company’s Secretary at the following address:

Gregory D. Guida

Senior Vice President of Development and Legal Affairs and Secretary

Isle of Capri Casinos, Inc.

600 Emerson Road

St. Louis, Missouri 63141

How will the votes be tabulated at the meeting?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, and such election inspectors will determine whether or not a quorum is present.

Will the Company solicit proxies in connection with the Annual Meeting?

Yes, the Company will solicit proxies in connection with the Annual Meeting. We will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally and by telephone, facsimile and email, all without extra compensation. We have retained D. F. King & Co., Inc. to assist in the solicitation of proxies. The fee to be paid for such services will be borne by us and is not expected to exceed $5,000 plus reasonable expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We currently have eight directors. The Board of Directors has determined that it is in the Company’s best interest, and has resolved, to propose to the stockholders that eight directors be elected to serve until the next Annual Meeting of Stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation, removal, or disqualification.

The eight nominees for whom the enclosed proxy is intended to be voted are set forth below. All nominees are now serving as our directors. Each of these nominees has indicated his willingness to serve if elected. The Board of Directors has no reason to believe that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

Name	Age	Position(s)
Bernard Goldstein	77	Chairman, Chief Executive Officer, and Director
Robert S. Goldstein	51	Director, Executive Vice Chairman
Emanuel Crystal	79	Director
Alan J. Glazer	65	Director
W. Randolph Baker	59	Director
Jeffrey D. Goldstein	53	Director
John G. Brackenbury	70	Director
Shaun R. Hayes	46	Director

Bernard Goldstein has been our Chairman of the Board since June 1992 and our Chief Executive Officer since September 1995. From June 1992 until February 1993, and from September 1995 to December 1995, Mr. Goldstein was also our President. Mr. Goldstein has been active in the development of the riverboat gaming industry in a number of states and was Chairman of the Board of Steamboat Development Corporation and Steamboat Southeast, Inc. (the “Steamboat Companies”), which were involved in the first legalized riverboat gaming ventures in the United States. In addition to his involvement in the riverboat gaming industry, Mr. Goldstein has been involved in scrap metal recycling since 1951 and barge-line transportation since 1960. Mr. Goldstein is the father of Robert S. Goldstein and Jeffrey D. Goldstein.

Robert S. Goldstein has been a director since February 1993 and Executive Vice Chairman since October 2005. Mr. Goldstein is the Chairman, Chief Executive Officer and President of Alter Trading Corporation, a company engaged in the business of scrap metal recycling, and has been associated with that company since 1977. Additionally, Mr. Goldstein was a director, officer, and stockholder of the Steamboat Companies and has been an officer of several affiliated companies engaged in river transportation, stevedoring and equipment leasing since 1980. Mr. Goldstein is the son of Bernard Goldstein and the brother of Jeffrey D. Goldstein.

Emanuel Crystal has been a director since October 1993, and is currently the Chief Executive Officer of Jackson Iron & Metal Company, Inc. in Jackson, Mississippi. He has held that position for over five years and has served in various positions with that company since 1949.

Alan J. Glazer has been a director since November 1996, and is currently the Managing Principal of Morris Anderson & Associates, Ltd., a management consulting firm. Mr. Glazer also serves as a director of Goldstein Group, Inc. a private company owned by Bernard Goldstein and members of his family.

W. Randolph Baker has been a director since September 1997. In August 2006, he became Chair of the Sycuan Institute on Tribal Gaming at San Diego State University, the nation’s first academic program dedicated to study of tribal gaming. He also teaches gaming management courses at SDSU. Prior to his return to academia,

Mr. Baker was Executive Director of the Shelby County Schools Education Foundation, a nonprofit organization dedicated to enhancing the quality of K-12 education in Shelby County, Tennessee. Earlier he served as Vice Chairman and Chief Executive Officer of Thompson Baker & Berry, a regional public relations and public affairs firm located in Memphis, Tennessee. He held that position from June 1996 through the spring of 2004. Previously, Mr. Baker served as Visiting Professor of Gaming Studies in the College of Business at the University of Nevada, Reno, and as Director of Public Affairs for The Promus Companies Incorporated, then a holding company for casino and hotel brands.

Jeffrey D. Goldstein has been a director since October 2001. Mr. Goldstein is Chairman and President of Alter Company and its related barge and other transportation entities. Mr. Goldstein has been associated with Alter Company for over thirty years, serving in various management roles. Additionally, Mr. Goldstein was a director, officer, and stockholder of the Steamboat Companies. Mr. Goldstein is the son of Bernard Goldstein and the brother of Robert S. Goldstein.

John G. Brackenbury, C.B.E. has been a director since January 2004. Mr. Brackenbury, who has over 40 years of experience in the leisure sector in the United Kingdom, is involved in numerous organizations. Mr. Brackenbury has served as chairman of Business in Sport & Leisure since 1985 and was made Life President on March 17, 2005 and as chairman of Brackenbury Leisure Limited since 1996. He has served as Chairman of Avanti Communication Ltd. since 2002, a director of Springboard Charitable Trust since 1999 and Chairman of Active Media Capital Ltd since 2000. From November 1996 to December 2003, he was Chairman of Pubmaster Limited which was one of the United Kingdom’s leading independent pub operators. Mr. Brackenbury previously served as a non-executive director of Holsten (UK) Limited, Hotel & Catering Training Company, Western Wines Limited, Aspen Group Plc, SFI Holdings Limited, Brewing Research Foundation and as an executive director of Brent Walker Group, Plc and Chairman of People 1st.

Shaun R. Hayes has been a director since January 2006. Mr. Hayes is president and chief executive officer of Missouri banking for National City Bank. Mr. Hayes co-founded Allegiant Bancorp and served as president from May 1989 until April 2004, when Allegiant merged with National City Corporation. Before founding Allegiant, Mr. Hayes spent seven years with United Missouri Bank. Mr. Hayes serves on the Board of Directors of United Way of Greater St. Louis, St. Louis University, Wyman Center, Whitaker Foundation, St. Louis Sports Commission, Churchill School, Grand Center, Inc., Regional Business Council and St. Louis Regional Chamber & Growth Association.

The Board of Directors recommends that the stockholders vote “FOR” the election of each nominee for director named above.

Information Regarding the Board and Committees of the Board

The Board of Directors has three standing committees: the Stock Option and Compensation Committee, the Audit Committee, and the Nominating Committee. During the fiscal year ended April 30, 2006, which we refer to as “fiscal 2006,” the Board of Directors met 13 times, the Stock Option and Compensation Committee met six times, the Audit Committee met 13 times and the Nominating Committee met six times. During fiscal 2006, all directors attended at least 75% of the Board meetings and meetings of committees of the Board on which they served. Directors are expected to attend each Annual Meeting of Stockholders. Each member of the current Board of Directors that was a member of the Board in October 2005 attended last year’s Annual Meeting.

Messrs. Shaun R. Hayes, Emanuel Crystal, Alan J. Glazer, W. Randolph Baker and John G. Brackenbury are members of the Stock Option and Compensation Committee. Mr. Hayes acts as chairman of the Stock Option and Compensation Committee. The Stock Option and Compensation Committee acts as an advisory committee to the full Board with respect to compensation of our executive officers and other key employees, including administration of the stock option plan, option grants, and bonuses. Additional information regarding the policies of the Committee is set forth in the “Stock Option and Compensation Committee Report on Executive Compensation” included in this Proxy Statement. In accordance with Nasdaq Rule 4350(c)(3), each member of the Stock Option and Compensation Committee is “independent” as defined in Nasdaq Rule 4200(a)(15).

Messrs. Alan J. Glazer, Emanuel Crystal, W. Randolph Baker and Shaun R. Hayes are members of the Audit Committee. Mr. Glazer acts as chairman of the Audit Committee. The Audit Committee’s responsibilities include recommending to the full Board the selection of our independent registered public accounting firm, reviewing the plan, scope and results of the independent audit, reviewing the fees for the audit services performed, reviewing and pre-approving the fees for the non-audit services to be performed and reviewing all financial statements. Information regarding the functions performed by the Audit Committee during the fiscal year is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. Each member of the Audit Committee is “independent” as defined in Nasdaq Rule 4200(a)(15). The Board has determined that each member of the audit committee is free from any relationship that would interfere with the exercise of independent judgment as a committee member. The Audit Committee is governed by a written charter approved by the Board of Directors. At the present time, none of the members of the Audit Committee meet the requirements of the definition of an audit committee financial expert under the SEC Rules. The Board believes that the qualifications and experience of its Audit Committee members as described in “Election of Directors” as well as their ability to retain financial advisors and consultants as they deem appropriate affords the members of the Audit Committee sufficient ability and expertise to fulfill their obligations.

Messrs. Alan J. Glazer and Emanuel Crystal are members of the Nominating Committee. Mr. Glazer acts as chairman of the Nominating Committee. The Nominating Committee considers and makes recommendations concerning the size and composition of the Board of Directors, the number of non-executive members of the Board of Directors, and membership of committees of the Board of Directors. As a policy, the Nominating Committee generally does not consider nominees recommended by the Company’s stockholders. In determining the criteria for membership on the Board of Directors, the Nominating Committee considers the skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including the following attributes: financial acumen, general business experience, industry knowledge, leadership abilities, high ethical standards and independence. In accordance with Nasdaq Rule 4350(c)(4), Messrs. Alan J. Glazer and Emanuel Crystal are “independent” as defined in Nasdaq Rule 4200(a)(15). The Nominating Committee Charter is posted on the Company’s website at www.islecorp.com under Investor Relations—Corporate Governance.

In addition to the foregoing committees of the Board of Directors, we also maintain a Compliance Committee. Mr. W. Randolph Baker is a member of the Compliance Committee, along with Messrs. Timothy M. Hinkley, Allan B. Solomon, Harry Redmond, Steve DuCharme and Ms. Janice Newman. Mr. Baker acts as chairman, Messrs. Redmond and DuCharme are independent members, and Ms. Newman is the Compliance Officer of the Compliance Committee. The Compliance Committee’s responsibilities include maintaining compliance with the regulatory requirements imposed upon the Company by the jurisdictions in which it operates and evaluating relationships between the Company and persons and entities with whom the Company proposes to do business.

Code of Conduct

As required by Nasdaq Rule 4350(n), the Board of Directors has adopted a Code of Business Conduct that applies to all of the Company’s directors, officers and employees. In addition, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, controller and others performing similar functions and specifies the legal and ethical conduct expected of such officers. The Company’s Code of Business Conduct and Code of Ethics are posted on the Company’s website at www.islecorp.com under Investor Relations—Corporate Governance and will be provided free of charge upon request to the Company.

Executive Sessions

In accordance with Nasdaq Rule 4350(c)(2), the Board currently schedules regular meetings at which only independent directors are present. The executive sessions generally are scheduled in conjunction with each Board meeting at which the members of the Board of Directors meet in person. Executive sessions occur at least twice every fiscal year.

Stockholder Communications with the Board

The board provides a process for stockholders to send communications to the Board or any of the directors, including the independent directors. All such communications must be in writing and shall be addressed to the Corporate Secretary, Isle of Capri Casinos, Inc., 600 Emerson Road, St. Louis, Missouri 63141, Attention: Stockholder Communications. All inquiries will be reviewed by the Secretary who will forward to the Board a summary of all such correspondence and copies of all communications that he determines require the attention of the Board. All communications will be compiled and submitted to the Board or the individual directors on a regular basis unless such communications are considered, in the reasonable discretion of the Secretary, to be improper for submission to the intended recipients. Examples of communications that would be deemed improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to irrelevant topics.

Independent Directors

The Board of Directors has determined that the following directors are independent as defined in Nasdaq Rule 4200(a)(15):

W. Randolph Baker

John G. Brackenbury

Emanuel Crystal

Alan J. Glazer

Shaun R. Hayes

EXECUTIVE OFFICERS

Below is a table that identifies our executive officers, other than Mr. Bernard Goldstein and Mr. Robert Goldstein, who are identified in the section entitled “Election of Directors.”

Name	Age	Position(s)
Timothy M. Hinkley	50	President and Chief Operating Officer
Allan B. Solomon	70	Executive Vice President and General Counsel
Robert F. Griffin	46	Senior Vice President of Operations
Donn R. Mitchell, II	38	Senior Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary
Gregory D. Guida	42	Senior Vice President of Development and Legal Affairs and Secretary
Amanda Totaro	44	Senior Vice President of Marketing

Timothy M. Hinkley has been our President and Chief Operating Officer since July 2003. Mr. Hinkley previously served as Senior Vice President of Operations of the Company from April 1997 to July 2003. From May 1992 to April 1997, Mr. Hinkley was General Manager and Vice President of the Isle of Capri Casino Crowne Plaza Resort in Biloxi, Mississippi. From 1990 to 1992, Mr. Hinkley was Vice President of Food and Beverage and Entertainment of Steamboat Development Corporation, a riverboat gaming company in Iowa.

Allan B. Solomon served as a director of the Company from June 1992 to October 2003, served as the Chief Financial Officer and Treasurer of the Company from June 1992 to October 1993, was Chairman of the Executive Committee from January 1993 to April 1995, and was Secretary from June 1992 to July 2003. Mr. Solomon became General Counsel of the Company in May 1994 and became Executive Vice President in April 1995. From 1986 to May 1994, Mr. Solomon was President of Allan B. Solomon, P.A., which was a partner in the Florida law firm of Broad and Cassel.

Robert F. Griffin has been our Senior Vice President of Operations since November 2004. Prior to his promotion, Mr. Griffin served as Regional Vice President of Operations from March 2003 to November 2004. Mr. Griffin served as Vice President/General Manager at our Black Hawk property from August 2002 to April 2003, the Tunica property from May 2001 to August 2002, the Lake Charles property from May 2000 to May 2001, and at the Vicksburg property from May 1999 to May 2000. Mr. Griffin joined the company as Senior Director of Operations at the Isle of Capri Lake Charles in 1998. Prior to joining the company, Mr. Griffin held several senior management positions with Trump Marina from 1992 to 1998.

Donn R. Mitchell, II has been our Senior Vice President, Chief Financial Officer and Treasurer since January 2006. Mr. Mitchell joined the Company in June 1996 as director of finance and served as Vice President of Finance from July 2001 to December 2005. Mr. Mitchell’s prior experience includes serving as an audit manager for Arthur Andersen LLP in New Orleans, Louisiana.

Gregory D. Guida has been our Senior Vice President of Development and Legal Affairs and Secretary since July 2003. Mr. Guida has served as Vice President of Development for Isle of Capri since January 1999 and has served as House Counsel since June 1996. Prior to that, from August 1992 to June 1996, Mr. Guida was associated with the Jackson, Mississippi office of the law firm of Phelps Dunbar, L.L.P., where he practiced in that firm’s business and gaming section.

Amanda Totaro has been our Senior Vice President of Marketing since July 2006. Prior to that, Ms. Totaro served as Senior Vice President/Chief Marketing Officer for American Casino & Entertainment Properties, LLC from October 2005 to April 2006. From December 1999 to September 2003, she served as Vice President, Brand Marketing for Harrah’s Entertainment. Previously, Ms. Totaro held positions as Managing Director for Hill & Knowlton; Senior Director, Global Marketing for Mastercard International; Senior Vice President for Christy, MacDougall, Mitchell and Vice President, Advertising & Corporate Communications for DIME Bancorp. Ms. Totaro began her career as a news anchor and reporter in south Florida.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file reports of ownership of, and transactions in, our equity securities with the Securities and Exchange Commission. Such directors, executive officers, and 10% stockholders also are required to furnish us with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such forms we received, and upon written representations that no other reports were required, with respect to the fiscal year ended April 30, 2006, the Company’s directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements except for option grants made on May 5, 2005, which were reported late on May 26, 2005 for Messrs. Bernard Goldstein, Robert S. Goldstein, Emanuel Crystal, Alan J. Glazer, W. Randolph Baker, Jeffrey D. Goldstein, John G. Brackenbury, Allan B. Solomon, Rexford A. Yeisley, Robert F. Griffin and Lester J. McMackin and on May 31, 2005 for Messrs. Timothy M. Hinkley, Gregory D. Guida and Donn R. Mitchell, II.

OWNERSHIP OF OUR CAPITAL STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of August 24, 2006 (unless otherwise indicated) by: (1) each director and nominee for director, (2) the individuals named in the Summary Compensation Table (i.e., the Named Executive Officers), (3) all directors and executive officers (including the Named Executive Officers) as a group, and (4) based on information available to us and filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

Name and Address of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Outstanding Shares Owned (2)
Jeffrey D. Goldstein (3)	11,579,191	38.0%
Robert S. Goldstein (4)	10,010,868	32.8%
Richard A. Goldstein (5)	9,909,082	32.6%
B.I.J.R.R. Isle, Inc. (6)	8,702,625	28.6%
B.I. Isle Partnership, L.P. (7)	4,502,625	14.8%
FMR Corp (8)	3,036,281	9.0%
Bernard Goldstein (9)	2,428,470	7.8%
Baron Capital Group (10)	1,775,200	6.0%
Goldstein Group, Inc. (11)	1,516,809	5.0%
W. Randolph Baker (12)	39,586	*
John Brackenbury (13)	32,900	*
Emanuel Crystal (14)	78,000	*
Alan J. Glazer (15)	98,000	*
Shaun Hayes (16)	11,250	*
Timothy M. Hinkley (17)	190,514	*
Allan B. Solomon (18)	384,550	1.3%
Robert F. Griffin (19)	53,377	*
Lester J. McMackin (20)	22,567	*
Directors and Executive Officers as a Group (14 persons) (21)	16,299,851	51.4%

*	Less than 1%.

Notes:

(1)	Unless otherwise indicated below, the business address for each member or affiliated entity of the Goldstein family listed below is 2200 Corporate Boulevard N.W., Suite 310, Boca Raton, Florida 33431.
(2)	Calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of August 24, 2006, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.
(3)	The number of shares beneficially owned by Jeffrey D. Goldstein includes 8,702,625 shares of which Jeffrey D. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. (the sole general partner of B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., and Jeff Isle Partnership, L.P.), has indirect beneficial ownership, 1,516,809 shares held by the Goldstein Group, Inc., of which Jeffrey D. Goldstein, as President, has indirect beneficial ownership, and 42,500 shares issuable upon the exercise of stock options that are exercisable within 60 days issued to Jeffrey D. Goldstein. The business address of Jeffrey D. Goldstein is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.
(4)

The number of shares beneficially owned by Robert S. Goldstein includes 8,702,625 shares of which Robert S. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc., has indirect beneficial ownership and 61,000 shares issuable upon the exercise of stock options that are exercisable within 60 days issued to Robert S. Goldstein. The business address of Robert S. Goldstein is 689 Craig Road, St. Louis, Missouri 63141.

(5)	The number of shares beneficially owned by Richard A. Goldstein includes 8,702,625 shares of which Richard A. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. has indirect beneficial ownership. The business address of Richard A. Goldstein is 689 Craig Road, St. Louis, Missouri 63141.
(6)	Shares owned by B.I.J.R.R. Isle, Inc. are reported as beneficially owned by each of Robert S. Goldstein, Richard A. Goldstein and Jeffrey D. Goldstein, each as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. The number of shares beneficially owned includes 4,502,625 shares, of which B.I.J.R.R. Isle, Inc., as sole general partner of each of B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., and Jeff Isle Partnership, L.P., has indirect beneficial ownership. The address for B.I.J.R.R. Isle, Inc. is c/o Michael Newmark, Bryan Cave LLP, 211 N. Broadway, Ste. 3600, St. Louis, Missouri 63102.
(7)	Shares owned by B.I. Isle Partnership, L.P. are reported as beneficially owned by B.I.J.R.R. Isle, Inc., as the sole general partner of B.I. Isle, Inc., and by each of Robert S. Goldstein, Richard A. Goldstein and Jeffrey D. Goldstein, each as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. The address of B.I. Isle Partnership is c/o Michael Newmark, Bryan Cave LLP, 211 N. Broadway, Ste. 3600, St. Louis, Missouri 63102.
(8)	As reflected on a Schedule 13G/A filed on February 14, 2006 by FMR Corp. with respect to its holdings as of December 31, 2005, FMR Corp. beneficially owns 3,036,281 shares. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(9)	The number of shares beneficially owned by Bernard Goldstein includes 1,516,809 shares held by Goldstein Group, Inc., of which Bernard Goldstein, as Chairman, has indirect beneficial ownership, 338,767 shares in a trust of which his wife is trustee and he is the beneficiary, 50,000 shares in a family private foundation of which he is President, 498,418 shares issuable upon the exercise of stock options that are exercisable within 60 days issued to Bernard Goldstein and 24,476 shares held in the Bernard Goldstein Retirement Plan.
(10)	As reflected on a Schedule 13G/A filed on February 13, 2006 by Baron Capital Group, Inc. and its affiliates as members of a group with respect to their holdings as of December 31, 2005. Of the 1,775,200 shares, BAMCO, Inc. beneficially owns 1,675,000 shares and Baron Capital Management, Inc. beneficially owns 100,200 shares; each of these holders are registered investment advisers. Baron Capital Group, Inc. and its affiliates are headquartered at 767 Fifth Avenue, New York, New York 10153.
(11)	Shares owned by Goldstein Group, Inc. are reported as beneficially owned by Jeffrey D. Goldstein as President and Bernard Goldstein as Chairman. The address for Goldstein Group, Inc. is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.
(12)	Includes 26,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(13)	Includes 28,500 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(14)	Includes 50,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 2,000 shares owned by Emanuel Crystal’s wife.
(15)	Includes 48,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 1,000 shares owned by Alan J. Glazer’s wife.
(16)	Includes 11,250 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(17)	Includes 138,380 shares issuable upon the exercise of stock options that are exercisable within 60 days and 563 shares held in the Isle of Capri Casinos, Inc. Retirement Trust and Securities Plan.
(18)	Includes 210,354 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(19)	Includes 51,897 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(20)	Includes 16,400 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(21)	Information provided is for the individuals who were our executive officers and directors on August 24, 2006, and includes 1,235,339 shares issuable upon exercise of stock options that are exercisable within 60 days. The amount does not include 1,206,457 shares beneficially owned by Richard A. Goldstein, the beneficial ownership of which is disclaimed by Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein. If such shares were included in the category “All Executive Officers and Directors as a Group,” the number of shares of our common stock beneficially owned by such group as of August 24, 2006 would have been 17,506,308 and the percentage of outstanding shares of our common stock owned by such group as of August 24, 2006 would have been 55.2%.

COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the annual, long-term and other compensation awarded, earned, or paid by the Company during the fiscal years ended April 30, 2006, April 24, 2005 and April 25, 2004 to (a) our Chief Executive Officer and (b) our four most highly compensated executive officers, other than our Chief Executive Officer (the “Named Executive Officers”).

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s) (1)	Securities Underlying Options (#)	All Other Compensation (2)
Bernard Goldstein	2006	$550,000	$335,866	$—	$—	28,000	$11,094
Chairman and Chief	2005	550,000	52,629	—	16,434	35,500	15,594
Executive Officer	2004	550,000	104,903	—	32,771	51,652	14,086

Timothy M. Hinkley	2006	$465,000	$283,959	$—	$—	25,000	$29,079
President and Chief	2005	463,750	44,495	—	13,910	39,827	8,110
Operating Officer	2004	380,961	63,825	—	19,933	64,000	16,980

Allan B. Solomon	2006	$394,615	$201,011	$—	$—	14,000	$21,824
Executive Vice	2005	384,808	38,025	—	11,880	23,608	16,601
President, General	2004	375,000	54,544	—	17,038	33,987	27,233
Counsel and Secretary

Robert F. Griffin	2006	$257,077	$134,855	$—	$—	14,000	$74,002
Senior Vice President of Operations	2005	234,500	70,754	—	22,102	18,000	13,939
	2004	210,000	27,089	—	8,472	13,000	13,287

Lester J. McMackin (3)	2006	$239,135	$121,777	$—	$—	14,000	$7,030
Senior Vice President	2005	234,904	19,638	—	6,138	18,000	5,572
of Marketing	2004	220,866	30,881	—	26,862	18,000	7,559

(1)	As of the end of last fiscal year, the total number and value of the unvested restricted stock holdings are as follows: Mr. Goldstein has 6,656 shares valued at $207,667; Mr. Hinkley has 3,511 shares valued at $109,543; Mr. Solomon has 3,928 shares valued at $122,554; Mr. Griffin has 3,083 shares valued at $96,190; Mr. McMackin has 2,001 shares valued at $62,431; Restricted shares initially awarded in fiscal 1998 under the Company’s Deferred Bonus Program, were issued as unrestricted shares to Messrs. Goldstein and Hinkley. They received 14,552 and 6,376, respectively.
(2)	During fiscal 2006, amounts include medical insurance that we paid for Messrs. Goldstein, Hinkley, Solomon, Griffin and McMackin of $4,671, $11,913, $7,612, $2,411 and $3,807, respectively; our matching contribution to our 401(k) deferred compensation plan we paid for Messrs. Goldstein, Hinkley, Solomon, Griffin and McMackin of $3,500, $2,325, $3,500, $3,500 and $2,973, respectively; life insurance that we paid for Messrs. Goldstein, Hinkley, Solomon, Griffin and McMackin of $1,236, $138, $10,713, $87 and $60, respectively; and other fringe benefits that we paid for Messrs. Goldstein, Hinkley, Griffin and McMackin of $1,687, $14,703, $68,005 and $191, respectively.
(3)	Mr. McMackin resigned from his position as Senior Vice President of Marketing in July 2006 and is currently an employee of the Company working on business and development projects for the Company.

Option Grants in Last Fiscal Year

The following table sets forth information concerning options granted during fiscal 2006 to the Named Executive Officers.

	Individual Grants					Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted) (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5%	10%
Name						Aggregate Value ($)(3)	Aggregate Value ($)(3)
Bernard Goldstein	14,000	(1)	2.9%	24.54	5/5/2015	223,817	559,892
	14,000	(1)	2.9%	20.18	10/7/2015	175,167	446,270
Timothy M. Hinkley	12,500	(1)	2.6%	24.54	5/5/2015	199,836	499,904
	12,500	(1)	2.6%	20.18	10/7/2015	156,399	398,455
Allan B. Solomon	7,000	(1)	1.5%	24.54	5/5/2015	111,908	279,946
	7,000	(1)	1.5%	20.18	10/7/2015	87,583	223,135
Robert F. Griffin	7,000	(1)	1.5%	24.54	5/5/2015	111,908	279,946
	7,000	(1)	1.5%	20.18	10/7/2015	87,583	223,135
Lester J. McMackin	7,000	(1)	1.5%	24.54	5/5/2015	111,908	279,946
	7,000	(1)	1.5%	20.18	10/7/2015	87,583	223,135

Totals	95,000		19.8%

(1)	These awards were made pursuant to the 2000 Plan. Options awarded vest one-fifth on each of the first, second, third, fourth and fifth anniversaries of the grant date. In the case of an option that is deemed an incentive stock option, the option price must be not less than 100% of the fair market value of Company Common Stock on the date the option is granted. The fair market value of a share of Company Common Stock is the mean of the high and low market prices at which a share of Company Common Stock is traded on the date of grant. The grants provide that stock options may not be exercised during the first twelve months after the date of the grant. The plan allows shares of Company Common Stock to be used to satisfy any resulting Federal, State and local tax liabilities, but does not provide for a cash payment by the Company for income taxes payable as a result of the exercise of a stock option award. The 2000 Plan allows options to remain exercisable for up to 10 years from the date of grant. The plan has provisions about the impact of a change in control, death, disability, retirement and termination of employment on the exercisability of options, with a change in control causing an acceleration of vesting. The plan also has a provision for reload options.
(2)	The maximum term for options granted under the 2000 Plan is 10 years. The term for options granted under the reload provision is the later to occur of the expiration date of the originally surrendered option or one year from the date of grant of the reload option. The dollar gains under these columns result from calculations assuming 5% and 10% stock price appreciation rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of Company Common Stock. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value.
(3)	Not discounted to present value.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning the number and value of shares acquired on the exercise of options and exercisable and unexercisable stock options at the end of fiscal 2006 for the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable (E)/ Unexercisable (U)	Value of Unexercised In-The-Money Options at Fiscal Year End ($) Exercisable (E)/ Unexercisable (U)
Bernard Goldstein	14,830	$202,059	454,118 E	$9,367,767 E
			109,700 U	1,439,652 U
Timothy M. Hinkley	—	—	102,380 E	1,736,915 E
			104,600 U	1,226,422 U
Allan B. Solomon	15,000	354,000	216,555 E	4,995,114 E
			58,799 U	739,679 U
Robert F. Griffin	—	—	38,216 E	611,609 E
			45,000 U	514,814 U
Lester J. McMackin	62,000	1,385,261	— E	— E
			48,000 U	570,164 U

Compensation of Directors

Directors who are not employed by us receive a $50,000 annual retainer, additional compensation of $2,000 and reimbursement of out-of-pocket expenses for each board meeting attended and for each meeting with management that they may be required to attend, and an annual grant of options to purchase 10,000 shares of the Company’s common stock at market value as of the grant date. The options vest over a five-year period. Directors who are our employees receive no additional compensation for serving as directors. All directors are reimbursed for travel and other expenses incurred in connection with attending board meetings and meetings with management that they may be required to attend. In addition, upon the initial election or appointment of any person to the Board of Directors, he or she will receive options to acquire 22,500 shares of our common stock.

Mr. Robert S. Goldstein was appointed Executive Chairman in October 2005 and his initial annual base salary is $200,000 pursuant to the terms of his employment agreement.

During the fiscal year ended April 30, 2006, Mr. John G. Brackenbury performed consulting services for us. See “Certain Related Party Transactions” for a description of his consulting agreement.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In January 2002, we entered into an employment agreement with Bernard Goldstein, Chairman and Chief Executive Officer. Mr. Goldstein’s base salary during the fiscal year ended April 30, 2006 was $550,000. In addition, pursuant to his employment agreement, Mr. Goldstein is entitled to participate in our stock option and other benefit plans. The employment agreement is for an initial term of one year and is automatically renewable for successive one-year periods thereafter, unless 90 days’ written notice is given by either party. If Mr. Goldstein dies or becomes disabled, or if we terminate the term of employment without “cause” (as defined in the employment agreement), either during the initial term, or any renewal term, or by written notice of nonrenewal, Mr. Goldstein would be entitled, upon releasing us and our affiliates from any, and all claims, to receive his salary and employment benefits for two years or until new employment begins, whichever occurs first. Further, if Mr. Goldstein dies or becomes disabled, he or his representative will also be entitled to a lump sum payment equal to the average of the last three years’ bonus payments, inclusive of deferred amounts. In addition, in the event of a change of control (as defined in the employment agreement), Mr. Goldstein shall be entitled to the following severance: (1) salary and benefit continuation for 24 months or until new employment begins, whichever occurs first; (2) a lump sum payment equal to the average of the previous three years’ bonus payment, inclusive of deferred amounts; (3) vesting of all stock options; and (4) payment of all deferred bonuses.

In January 2002, we entered into an employment agreement with Allan B. Solomon, Executive Vice President and General Counsel, the terms of which are substantially similar to the employment agreement described above. Mr. Solomon’s base salary during the fiscal year ended April 30, 2006 was $395,000. In addition, pursuant to the employment agreement, the maximum period of salary continuation in the event of a termination, death or disability is 12 months and in the event of a change of control is 18 months. The employment agreement of Mr. Solomon had an initial term of one year, and continue for successive one-year periods until terminated.

In July 2003, we entered into an employment agreement with Timothy M. Hinkley, President and Chief Operating Officer, the terms of which are substantially similar to the employment agreements described above. Mr. Hinkley’s base salary during the fiscal year ended April 30, 2006 was $465,000. In addition, pursuant to his employment agreement, the maximum period of salary continuation in the event of termination, death, disability or a change of control is 24 months. The employment agreement of Mr. Hinkley had an initial term of one year, and continues for successive one-year periods until terminated.

In January 2005, we entered into an employment agreement with Robert F. Griffin, Senior Vice President of Operations, the terms of which are substantially similar to the employment agreements described above. Mr. Griffin’s base salary during the fiscal year ended April 30, 2006 was $257,000. In addition, pursuant to his employment agreement, the maximum period of salary continuation in the event of termination, death, disability or a change of control is 18 months. The employment agreement of Mr. Griffin has an initial term of one year, and continues for successive one-year periods until terminated.

Stock Option and Compensation Committee Report on Executive Compensation

The Stock Option and Compensation Committee advises the Board of Directors concerning executive compensation, including base salaries, bonuses, stock option grants, health and life insurance and other benefits. Stock Option and Compensation Committee recommendations concerning executive compensation are reviewed and approved by the Board. Board members who are also our executive officers do not participate in the deliberations of the Board concerning their respective compensation and benefits and do not vote on such matters.

Our objective concerning executive compensation is to design an executive compensation program that attracts and retains qualified executives and aligns executives’ interests with ours and those of our stockholders in achieving our operating goals and business objectives and increasing stockholder value. The principal components of our executive compensation program are base salary, bonus, and stock options. In light of our objective concerning executive compensation, a substantial portion of the executive compensation above the base salary is generally provided through bonuses tied to certain indicators of our performance and through the grant of stock options.

The Stock Option and Compensation Committee’s determinations of overall executive compensation for the fiscal year 2006, which includes salary, bonus, certain benefits and stock option awards, were based upon consideration of, among other factors, our performance during the fiscal year, the individual executive’s contribution to the achievement of operating goals and business objectives, and levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the gaming industry.

During the fiscal year ended April 30, 2006, the Stock Option and Compensation Committee retained Hewitt Associates, Inc. to provide advice on our compensation structure and to make specific recommendations on levels of our executive compensation. The Stock Option and Compensation Committee relied on this advice and recommendations in connection with its compensation decisions.

In January 2002, we entered into an employment agreement with Bernard Goldstein, our Chairman and Chief Executive Officer. Mr. Goldstein’s employment agreement provides that his compensation consists of a base salary and a discretionary bonus. For the fiscal year 2006, Mr. Goldstein received a base salary of $550,000 and a bonus of $335,866. The amount of Mr. Goldstein’s base salary was determined by the Stock Option and Compensation Committee based on Mr. Goldstein’s individual performance as Chief Executive Officer and the Company’s overall performance, and is consistent with our objective to design an executive compensation program that attracts and retains qualified executives. The determination of the amount of Mr. Goldstein’s bonus for the fiscal year 2006 was determined by the Stock Option and Compensation Committee based upon the financial performance of the Company as measured against certain financial targets approved by this committee, and Mr. Goldstein’s achievement of certain subjective goals and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our deduction for compensation paid to the Named Executive Officers to $1 million unless certain requirements are met. The policy of the Stock Option and Compensation Committee with respect to Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 2006. The Stock Option and Compensation Committee, however, reserves the right to use its judgment, where merited by the Stock Option and Compensation Committee’s need for flexibility to respond to changing business conditions or by an executive’s individual performance, to authorize compensation that may not, in a specific case, be fully deductible.

By The Stock Option and Compensation Committee:

Shaun R. Hayes, Chair

Emanuel Crystal

Alan J. Glazer

W. Randolph Baker

John G. Brackenbury

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the current Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with our independent registered public accounting firm the accounting firm’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referenced above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2006 for filing with the Securities and Exchange Commission.

By The Audit Committee:

Alan J. Glazer, Chair

Emanuel Crystal

W. Randolph Baker

Shaun R. Hayes

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to Isle of Capri Casinos, Inc.’s stockholders during the five-year period ended April 30, 2006, as well as an overall stock market index (Nasdaq Market Index) and Isle of Capri Casinos, Inc.’s peer group index (Dow Jones Casino Group Index):

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ISLE OF CAPRI CASINOS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE DOW JONES US GAMBLING INDEX

*	$100 invested on 4/29/01 in stock or on 4/30/01 in index-including reinvestment of dividends. Indexes calculated on month-end basis.

	4/29/01	4/28/02	4/27/03	4/25/04	4/24/05	4/30/06
ISLE OF CAPRI CASINOS, INC.	100.00	226.35	144.62	266.82	272.76	349.78
NASDAQ STOCK MARKET (U.S.)	100.00	82.36	72.66	94.69	94.78	115.47
DOW JONES US GAMBLING	100.00	121.72	112.00	193.43	208.48	285.20

CERTAIN RELATED PARTY TRANSACTIONS

A company indirectly wholly owned by members of the Goldstein family, including a trust of which Bernard Goldstein is a beneficiary, Robert S. Goldstein and Jeffrey D. Goldstein, leases to us for the Isle of Capri Casino & Hotel in Bettendorf, Iowa on a month-to-month basis (1) land for parking at a monthly rent of $20,000 and (2) warehouse space at a monthly rent of $3,360. Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein are members of our Board of Directors and are nominated for re-election. Bernard Goldstein is Chairman of our Board of Directors and Chief Executive Officer and Robert S. Goldstein is our Executive Vice Chairman.

We reimburse Alter Trading Corporation, a company indirectly wholly owned by members of the Goldstein family, including a trust of which Bernard Goldstein is a beneficiary, Robert S. Goldstein and Jeffrey D. Goldstein, for annual lease payments of $118,869 with respect to property leased by Alter Trading Corporation. The land was leased at Isle of Capri’s request in order to secure a site for possible casino operations. The Company has entered into an agreement to assume Alter Trading’s obligations under these leases. Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein are members of our Board of Directors and are nominated for re-election. Bernard Goldstein is Chairman of our Board of Directors and Chief Executive Officer and Robert S. Goldstein is our Executive Vice Chairman.

On April 26, 2005, one of our wholly owned subsidiaries, Isle of Capri Bettendorf, L.C., entered into a Development Agreement with the City of Bettendorf, Iowa and Green Bridge Company relating to the development of a conference/events center in Bettendorf, Iowa, the expansion of the hotel at the Isle-Bettendorf and related facilities, including a skywalk between the hotel and conference/events center and a parking facility. Green Bridge Company is indirectly wholly owned by members of the Goldstein family, including a trust of which Bernard Goldstein is a beneficiary, Robert S. Goldstein and Jeffrey D. Goldstein. The Development Agreement contemplates that, as part of the transaction, Isle of Capri Bettendorf, L.C. will purchase certain real estate owned by Green Bridge Company at its fair market value, as determined by an appraisal process. It also contemplates that Isle of Capri Bettendorf, L.C. will hold Green Bridge Company harmless from certain future increases in assessments on adjacent property owned by Green Bridge Company, capped at $4.5 million.

We have retained the consulting services of John G. Brackenbury, one of our directors, in connection with our development and licensing efforts in the United Kingdom. Pursuant to an agreement with Mr. Brackenbury entered into as of March 23, 2006, we have agreed to pay Mr. Brackenbury up to $5,000 per month for his consulting services and expenses, subject to an overall cap of $60,000 in fees and expenses paid during any prior consecutive twelve month period.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP acted as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2006. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Audit Committee of the Board of Directors has been discussing the terms of a proposed engagement with Ernst & Young LLP and has not yet recommended an independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending April 29, 2007.

The following table summarizes the fees billed to the Company for professional services by Ernst & Young LLP for the fiscal years 2006 and 2005:

	2006	2005
Audit Fees	$1,880,389	$2,023,266
Audit-Related Fees	284,000	—
Tax Fees	182,525	364,372

	$2,346,914	$2,387,638

Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and reports on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10-Q, as well as accounting consultations, statutory audits, consents, and other services related to Securities and Exchange Commission filings. Audit-related fees include fees for audits performed related to property divestures. Tax fees consist of amounts billed for tax compliance assistance and tax planning and advice.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s outside accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews, and if appropriate, approves all non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the principal accountant’s independence.

The Audit Committee pre-approved each engagement of the Company’s independent registered public accounting firm to perform non-audit related services during fiscal year 2006.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and believes the provision of the services referenced above is compatible.

OTHER MATTERS

The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxyholders.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in our proxy materials to be distributed in connection with our 2007 Annual Meeting must submit their proposals no later than May 15, 2007, at our principal executive offices, Attention: Bernard Goldstein, Chairman and Chief Executive Officer. As the rules of the Commission make clear, simply submitting a proposal does not guarantee its inclusion.

ADDITIONAL INFORMATION

A copy of our Annual Report to Stockholders for fiscal 2006 is being provided to stockholders with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Bernard Goldstein

Chairman and Chief Executive Officer

August 28, 2006

St. Louis, Missouri

Please date, sign and mail

your proxy card back as

soon as possible.

ANNUAL MEETING OF STOCKHOLDERS OF

ISLE OF CAPRI CASINOS, INC.

October 26, 2006

ê        Please detach and mail in the envelope provided.        ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1: Election of Directors

NOMINEES:
☐	FOR ALL NOMINEES	☐ Bernard Goldstein ☐ Robert S. Goldstein ☐ Emanuel Crystal		Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title and official capacity. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.
☐	WITHHOLD AUTHORITY to vote for all nominees listed at right	☐ Alan J. Glazer ☐ W. Randolph Baker ☐ Jeffrey D. Goldstein ☐ John G. Brackenbury
☐	FOR ALL EXCEPT (See instructions below)	☐ Shaun R. Hayes

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note: Please complete, date, sign and return this proxy promptly using the enclosed envelope.			(If held Jointly)

PROXY	PROXY

ISLE OF CAPRI CASINOS, INC.

Solicited by the Board of Directors for the Annual Meeting

to be held October 26, 2006

The undersigned hereby appoints Bernard Goldstein and Allan B. Solomon, and each of them, the proxy or proxies of the undersigned with full power of substitution to vote all shares of the common stock of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on October 26, 2006, or adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following as specified and, in their discretion, on such other matters as may properly come before the meeting. Receipt of the Notice of the Annual Meeting of Stockholders is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted “FOR” Proposal 1 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

Continued and to be signed on the reverse side